EXHIBIT 3(a)

                NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

                           SPECIMEN STOCK CERTIFICATES

NUMBER                                                    CUSIP NO. 037350 10 5
                                                                         SHARES

                                  THE BRALORNE
                                 MINING COMPANY.

                   Authorized Common Stock: 200,000,000 Shares
                                Par Value: $0.001

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

              -Shares of THE BRALORNE MINING COMPANY Common Stock -

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrant.

                   Witness the facsimile seal of the Corporation and the facsimile of its duly authorized officers.

Dated:

     ---------------------------------------
                   President

     ---------------------------------------
                   Secretary

Not valid unless countersigned by transfer agent

                                                   Countersigned Registered:
                                               NEVADA AGENCY AND TRUST COMPANY
                                             50 WEST LIBERTY STREET, SUITE 880
                                                       RENO, NEVADA, 89501

                                                   By
                                                       ------------------------
                                                           Authorized Signature

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